Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of the issuer and further agree that this Agreement be included as an exhibit to such filing. Each party to the agreement expressly authorized each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf as of November 25, 2019.

PAR INVESTMENT PARTNERS, L.P.
By:	PAR Group II, L.P.
its general partner
By:	PAR Capital Management, Inc.
its general partner

By:	/s/ Steven M. Smith
Steven M. Smith, Chief Operating Officer

PAR GROUP II, L.P.
By:	PAR Capital Management, Inc.
its general partner

By:	/s/ Steven M. Smith
Steven M. Smith, Chief Operating Officer

PAR CAPITAL MANAGEMENT, INC.

By:	/s/ Steven M. Smith
Steven M. Smith, Chief Operating Officer